Calculation of Filing Fee Tables
S-8
TIPTREE INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	4,000,000	$ 17.34	$ 69,360,000.00	0.0001381	$ 9,578.62
Total Offering Amounts:						$ 69,360,000.00		$ 9,578.62
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,578.62
Offering Note
[1]	Note 1: Also registered under this Registration Statement are such additional number of shares of Tiptree Inc. common stock, par value $0.001 per share ("Common Stock"), presently undeterminable, as may be necessary as a result of any stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). Note 2: Proposed Maximum Offering Price per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock, as reported on the Nasdaq Capital Market on May 28, 2026, which date is within five business days prior to the filing of this Registration Statement. Note 3: The amount of shares registered represents 4,000,000 additional shares of Common Stock registered for issuance under the Tiptree Inc. 2017 Omnibus Incentive Plan (the "2017 Plan").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources